SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                               AMENDMENT NO. 2 TO
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934.

                                  June 1, 2003
               ---------------------------------------------------
                Date of Report (Date of earliest event reported)


                                 ZIM CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Canada                         0-31691                      None
     -------------                ---------------           -----------------
 (State or jurisdiction        (Commission File No.)     (IRS Employer I.D. No.)
   of incorporation or
organization) Incorporation)

                                20 Colonnade Road
                                    Suite 200
                                 Ottawa, Ontario
                                 Canada, K2E 7M6
                                  (613)727-1397
                         -------------------------------
                        (Address and telephone number of
                          principal executive offices)



                                 with copies to:

                                Hank Gracin, Esq.
                               Lehman & Eilen LLP
                         50 Charles Lindbergh Boulevard
                                    Suite 505
                               Tel: (516) 222-0888
                               Fax: (516) 222-0948

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K for June 1, 2003, as amended on June 30, 2003 (the "Report") of ZIM Corporation, a corporation governed by the Canada Business Corporations Act (the "Registrant"), is being filed in order to provide the financial statements of ZIM Technologies International, Inc., a corporation governed by the Canada Business Corporations Act. ZIM Technologies International, Inc. is the sole operating subsidiary of the Registrant and as such represents the business acquired in the transactions recorded in the Report of June 1, 2003. No pro forma financial information is presented under Item 7(b) of this Form 8-K because the pro forma financial information would not be materially different than the historical information set forth in Item 7(a), and as such is not required pursuant to Article 11 of Regulation S-X. The reincorporation merger and amalgamation constituted a recapitalization of ZIM Corporation and resulted in an immaterial adjustment to ZIM Corporation's shareholders' equity.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
-------

(a)      Financial Statements of Business Acquired

         Set forth below are the audited historical consolidated balance sheet of ZIM Technologies International, Inc., the operating subsidiary of ZIM Corporation, as at May 31, 2003 and the consolidated statements of earnings, shareholders' (deficiency) and cash flows for the year then ended.

           AUDITORS' REPORT TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

                       ZIM TECHNOLOGIES INTERNATIONAL INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2003



Raymond Chabot Grant Thornton General
        Partnership Auditors' Report                                    2
Comments by Auditors for U.S. Readers on Canada-U.S.
        Reporting Difference                                            3
KPMG LLP. Auditors' Report                                              4
Comments by Auditors for U.S. Readers on Canada-U.S.
        Reporting Difference                                            5

Financial Statements
  Consolidated Earnings
  Consolidated Shareholders' Equity (Deficiency)
  Consolidated Cash Flows
  Consolidated Balance Sheets
  Notes to Consolidated Financial Statements

AUDITORS' REPORT

To the Board of Directors and Shareholders of ZIM Technologies International Inc.


We have audited the consolidated balance sheet of ZIM Technologies International Inc. as at May 31, 2003 and the consolidated statements of earnings, shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at May 31, 2003 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements as at May 31, 2002 and for each of the years in the two-year period ended May 31, 2002 were audited by other auditors who expressed an opinion without reservation on those statements in their report dated October 8, 2002.

Chartered Accountants

/s/ Raymond Chabot Grant Thornton General Partnership

Ottawa, Canada
July 25, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON
CANADA-U.S. REPORTING DIFFERENCE




In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Corporation's ability to continue as a going concern, such as those described in Note 2 to the financial statements. Our report to the Board of Directors and the Shareholders dated July 25, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Chartered Accountants

/s/ Raymond Chabot Grant Thornton General Partnership

Ottawa, Canada
July 25, 2003

AUDITORS' REPORT TO THE DIRECTORS

We have audited the consolidated balance sheets of ZIM Technologies International Inc. as at May 31, 2002 and 2001 and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the two-year period ended May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2002 in accordance with Canadian generally accepted accounting principles.


Chartered Accountants

/s/ KPMG LLP

Ottawa, Canada
October 8, 2002


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 2 to the financial statements. Our report to the directors dated October 8, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.


Chartered Accountants

/s/ KPMG LLP

Ottawa, Canada
October 8, 2002

                                                                               4
ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED EARNINGS

Years ended May 31, 2003, 2002 and 2001
(Expressed in Canadian dollars)


-------------------------------------------------------------------------------------------------------------------------------


                                                                                    2003               2002               2001
                                                                        -----------------  -----------------  -----------------
                                                                                       $                  $                  $
REVENUES
     Software                                                                  1,212,502          1,534,310            999,429
     Maintenance                                                               1,242,428          1,462,213            508,693
     Consulting                                                                   94,674            209,541             63,970
                                                                        -----------------  -----------------  -----------------
                                                                               2,549,604          3,206,064          1,572,092
                                                                        -----------------  -----------------  -----------------
Expenses
     Selling, general and administrative                                       3,698,902          5,461,484          5,239,915
     Research and development, net of investment tax credits
     (Note 13)                                                                   591,357          3,684,878            653,229
     Amortization of property and equipment                                      291,239            265,191            198,552
     Amortization of customer list                                                30,550             32,750
     Interest                                                                     99,627             33,996             61,741
     Foreign exchange loss (gain)                                                 59,348            (18,812)           (26,891)
     Other                                                                        (1,544)            (2,305)          (100,797)
                                                                        -----------------  -----------------  -----------------
                                                                               4,769,479          9,457,182          6,025,749
                                                                        -----------------  -----------------  -----------------
Net loss before income taxes                                                  (2,219,875)        (6,251,118)        (4,453,657)
Income taxes (Note 13)                                                             6,324             85,666
                                                                        -----------------  -----------------  -----------------
Net loss                                                                      (2,226,199)        (6,336,784)        (4,453,657)
                                                                        =================  =================  =================

Loss per share - basic and fully diluted (Note 14)                                 (0.07)             (0.19)             (0.31)
                                                                        =================  =================  =================

Weighted average number of shares outstanding                                 33,186,158         33,205,025         14,497,588
                                                                        =================  =================  =================


===============================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED SHAREHOLDERS' EQUITY (DEFICIENCY)

Years ended May 31, 2003, 2002 and 2001
(Expressed in Canadian dollars)

------------------------------------------------------------------------------------------------------------------------------

                                                                    Share                      Foreign                     Total
                                                     Share  subscriptions    Contributed      currency              shareholders'
                                                   capital       received        surplus   translation                    equity
                                                  (Note 11)      (Note 11)      (Note 11)   adjustment      Deficit  (deficiency)
                                               -----------    -----------    -----------   -----------  -----------  -----------
                                                         $              $              $            $             $            $
Balance at May 31, 2000                          1,296,572                                               (2,551,956)  (1,255,384)
Shares issued                                    3,334,448                                                             3,334,448
Shares subscriptions received                                   4,010,500                                              4,010,500
Shares redeemed                                       (850)                                                    (150)     (1,000)
Stock options issued to non-employees                                          1,339,833                               1,339,833
Net loss for the year                                                                                    (4,453,657)  (4,453,657)
                                               -----------    -----------    -----------   -----------  -----------  -----------
Balance at May 31, 2001                          4,630,170      4,010,500      1,339,833            -    (7,005,763)   2,974,740
Shares issued                                    7,111,550     (4,010,500)                                             3,101,050
Stock options issued to non-employees                                            163,324                                 163,324
Currency translations                                                                            6,490                     6,490
Net loss for the year                                                                                    (6,336,784)  (6,336,784)
                                               -----------    -----------  -----------     -----------  -----------  -----------
Balance at May 31, 2002                         11,741,720             -       1,503,157         6,490  (13,342,547)     (91,180)
Shares issued                                        8,333                                                                 8,333
Modification of outstanding stock options                                         41,395                                  41,395
Options issued for contingent consideration                                      182,301                                 182,301
Currency translations                                                                          (15,870)                  (15,870)
Net loss for the year                                                                                    (2,226,199)  (2,226,199)
                                               -----------    -----------    -----------   -----------  -----------  -----------
Balance at May 31, 2003                         11,750,053             -       1,726,853        (9,380) (15,568,746)  (2,101,220)
                                               ===========    ===========    ===========   ===========  ===========  ===========


==============================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                                                                               6
ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED CASH FLOWS

Years ended May 31, 2003, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------------------------------------------------------

                                                                                    2003               2002               2001
                                                                        -----------------  -----------------  -----------------
                                                                                       $                  $                  $
OPERATING ACTIVITIES
Net loss                                                                      (2,226,199)        (6,336,784)        (4,453,657)
Items not involving cash:
     Provision for losses on accounts receivable                                                    (89,817)          (154,361)
     Amortization of property and equipment                                      291,239            265,191            198,552
     Amortization of customer list                                                30,550             32,750
     Compensation expense (Note 11)                                               41,395            163,324          1,339,833
     Common shares issued for acquired technology                                                 2,000,000
     Gain on disposal of ZIM Technologies (B'Dos) Ltd.                                               (2,017)
     Loss on disposal of property and equipment                                                      13,598
     Common shares issued for future royalty stream (Note 11)                                                          186,000
     Common shares issued for services                                                                                  53,000
     Changes in operating working capital (Note 15)                              204,418           (690,193)            14,728
                                                                        -----------------  -----------------  -----------------
Cash flows from operating activities                                          (1,658,597)        (4,643,948)        (2,815,905)
                                                                        -----------------  -----------------  -----------------
INVESTING ACTIVITIES
Purchase of property and equipment                                               (45,697)          (473,960)          (158,859)
Proceeds from disposal of property and equipment                                   4,470
Acquisition of ZTI do Brasil Ltda., net of cash                                                     (88,708)
Disposal of ZIM Technologies (B'Dos) Ltd.                                                            (3,386)
                                                                        -----------------  -----------------  -----------------
Cash flows from investing activities                                             (41,227)          (566,054)          (158,859)
                                                                        -----------------  -----------------  -----------------
FINANCING ACTIVITIES
Repayment of bank loans                                                                             (63,332)          (183,334)
Repayment of capital lease obligations                                           (51,919)           (46,806)           (40,351)
Net proceeds from (repayment of) due to related parties                        1,800,000          1,400,000            (36,931)
Issue of common shares                                                             8,333              1,050          2,635,825
Issue of special shares                                                                           1,100,000
Share subscriptions received                                                                                         4,010,500
Redemption of common shares                                                                                             (1,000)
                                                                        -----------------  -----------------  -----------------
Cash flows from financing activities                                           1,756,414          2,390,912          6,384,709
                                                                        -----------------  -----------------  -----------------

Effect of changes in exchange rates on cash
     and cash equivalents                                                         (5,294)             6,490                  -
                                                                        -----------------  -----------------  -----------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  51,296         (2,812,600)         3,409,945
Cash and cash equivalents, beginning of year                                     716,468          3,529,068            119,123
                                                                        -----------------  -----------------  -----------------
Cash and cash equivalents, end of year                                           767,764            716,468          3,529,068
                                                                        =================  =================  =================

Supplemental cash flow disclosure
     Interest paid                                                                 9,533             26,050             41,742
                                                                        =================  =================  =================


===============================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                                                                               7
ZIM TECHNOLOGIES INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS

May 31, 2003 and 2002
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------------------------------------------------------

                                                                                                       2003               2002
                                                                                           -----------------  -----------------
                                                                                                          $                  $
ASSETS
Current assets
     Cash and cash equivalents                                                                      767,764            716,468
     Accounts receivable (Note 6)                                                                   386,288            271,053
     Investment tax credits receivable                                                              189,447            409,104
     Prepaid expenses                                                                                31,690             48,398
                                                                                           -----------------  -----------------
                                                                                                  1,375,189          1,445,023
Property and equipment (Note 7)                                                                     383,954            644,544
Customer list (Note 8)                                                                               31,300             61,850
Goodwill (Note 5)                                                                                   641,430            459,127
                                                                                           -----------------  -----------------
                                                                                                  2,431,873          2,610,544
                                                                                           =================  =================

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities
     Accounts payable                                                                               146,625            175,991
     Accrued liabilities                                                                            753,626            550,957
     Deferred revenue                                                                               415,467            505,482
     Current portion of capital lease obligations (Note 9)                                           17,375             51,919
     Due to related parties (Note 10)                                                             3,200,000          1,400,000
                                                                                           -----------------  -----------------
                                                                                                  4,533,093          2,684,349
Capital lease obligations (Note 9)                                                                                      17,375
Shareholders' deficiency                                                                         (2,101,220)           (91,180)
                                                                                           -----------------  -----------------
                                                                                                  2,431,873          2,610,544
                                                                                           =================  =================

Future operations (Note 2)

Commitments and contingencies (Note 17)

Subsequent events (Note 19)

===============================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

On behalf of the Board,

---------------------------------            -----------------------------------
Director                                     Director

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
1 - GOVERNING STATUTES AND NATURE OF OPERATIONS

ZIM Technologies International Inc. (the Corporation) was incorporated under the Canada Business Corporations Act on November 13, 1997 to provide enterprise-class software and tools for designing, developing and manipulating database systems and applications. The Corporation has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions.

--------------------------------------------------------------------------------
2 - BASIS OF PRESENTATION

These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Corporation will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As at May 31, 2003, the Corporation has negative working capital of $3,157,904, has incurred a loss of $2,226,199 for the year then ended and has had losses during the last five years. In addition, the Corporation generated negative cash flows from operations of $1,658,597 for the year ended May 31, 2003 and has generated negative cash flows from operations during the last five years. The Corporation has accumulated losses of $15,568,746 as at May 31, 2003 and a deficiency in shareholders' equity of $2,101,220.

The Corporation's management team has focused the direction of the Corporation from a mature database and application development technology player to a provider of interactive mobile messaging for enterprise database systems. To establish the interactive mobile messaging, the Corporation needs substantial funds for marketing and subsequent development.

All of the factors above raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Corporation's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Corporation's position and/or results of operations and may necessitate a reduction in operating activities. The financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

In the longer term, the Corporation has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Corporation's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the Corporation.

                                                                               9
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
3 - CHANGES IN ACCOUNTING POLICIES

STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS

Effective June 1, 2002, the Corporation adopted prospectively the recommendations of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 3870, "Stock-based Compensation and Other Stock-based payments." This section defines recognition, measurement and disclosure standards for stock-based payments to non-employees and employees. Under these new standards, all stock-based payments must be systematically accounted for in the enterprise's financial statements. The adoption of the new recommendations resulted in a $41,395 charge to the Corporation's net loss for the year with regards to stock-based payments to non-employees.

These standards define a fair value-based method of accounting for its stock-based employee compensation plans. Under this method, compensation cost should be measured at the grant date based on the fair value of the award and should be recognized over the related service period. An entity that does not adopt the fair value method of accounting for its awards granted to employees is required to include in its financial statements pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Corporation has adopted the latter alternative treatment. The supplementary information required for its employees by this new section is presented in Note 12 - Stock options.

BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

In September 2001, the CICA issued Handbook Sections 1581 "Business Combinations" and 3062 "Goodwill and Other Intangible Assets." The new standards mandate the purchase method of accounting for business combinations and require that goodwill and intangible assets determined to have an indefinite useful life are no longer amortized and are tested for impairment annually, or more frequently if events or changes in circumstances indicate that they might be impaired.

The Corporation has adopted Section 3062 effective June 1, 2002. As of the date of adoption, the Corporation had unamortized goodwill of $459,127 which is no longer being amortized. The Corporation determined as at the date of adoption that it has two reporting units - ZIM Technologies International Inc. and Zim Technologies do Brasil Ltda. The Corporation allocated assets (including goodwill) and liabilities to Zim Technologies do Brasil Ltda., and conducted the first step of the transitional goodwill impairment test as of the date of adoption. Based on this test, the Corporation compared the fair value of the reporting unit with its carrying amount, including goodwill, and determined that there was no potential impairment in goodwill since the fair value of the reporting unit exceeds its carrying amount. The fair value of the reporting unit was determined by estimating the present value of future cash flows.

--------------------------------------------------------------------------------
4 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Corporation and its subsidiaries, all of which are wholly owned. The results of operations for acquisitions are included in these consolidated financial statements from the date of acquisition. Intercompany transactions and balances are eliminated upon consolidation.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and notes to financial statements. These estimates are based on management's best knowledge of current events and actions that the Corporation may undertake in the future. Actual results may differ from those estimates.

REVENUE RECOGNITION

Substantially, all of the Corporation's revenues are derived from the perpetual license of the Corporation's software products and the sale of related maintenance and consulting. The Corporation's standard license agreement provides a license to use the Corporation's products based on the number of licensed users. The Corporation may license its software in multiple element arrangements if the customer purchases any combination of maintenance, consulting or training services in conjunction with the license.

The Corporation recognizes revenue pursuant to the requirements of the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP 97-2) "Software Revenue Recognition", as amended by SOP 98-9 "Software Revenue Recognition with Respect to Certain Transactions." Revenue is recognized using the residual method when Corporation-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more delivered elements. The Corporation allocates revenue to each undelivered element based on its respective fair value determined by the price charged when that element is sold separately. The Corporation defers revenue for the undelivered elements and recognizes the residual amount of the arrangement fee, if any, when the basic criteria in SOP 97-2 have been met.

Under SOP 97-2, revenue is recognized when the following four criteria have been met:

-    Persuasive evidence of an arrangement exists;
-    Delivery has occurred;
-    The fee is fixed and determinable; and
-    Collectibility is probable.

The Corporation records revenue as earned as evidenced by contracts or invoices for its services at prices established by contract, price list and/or fee schedule less applicable discounts. If at the outset of an arrangement the Corporation determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes due. If at the outset of an arrangement the Corporation determines that the collectibility is not probable, revenue is deferred until payment is received.

Collectibility is assessed based on the collection history of the client, current economic trends, customer concentrations and customer credit worthiness. Delivery of the software has occurred once the customer has accepted the product or has been provided with permanent keys to the FTP site. If an arrangement allows for customer acceptance of the software or services, the Corporation defers revenue recognition until the earlier of customer acceptance or when the acceptance right lapses.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Maintenance revenues are recognized equally over the term of the maintenance contract.

Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

RESEARCH AND DEVELOPMENT EXPENSES

Costs related to research, design and development of software products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established, which generally occurs upon completion of a working model, and ending when a product is available for general release to customers. All subsequent costs are expensed as incurred. To date, completing a working model of the Corporation's products and the general release of the products have substantially coincided. As a result, the Corporation has not capitalized any software development costs since such costs have not been significant.

ADVERTISING

Advertising costs are expensed as incurred. Advertising costs amounted to $22,167 for the year ended May 31, 2003 ($11,492 as at May 31, 2002; $19,973 as at May 31, 2001).

INVESTMENT TAX CREDITS

Investment tax credits are accounted for using the cost reduction approach whereby they are recorded as a reduction of the related expense or the cost of the assets acquired when there is reasonable assurance that they will be realized.

GOVERNMENT ASSISTANCE

Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Corporation has complied with the terms and conditions of the approved grant program.

FOREIGN CURRENCY TRANSLATION

The accounts of the Corporation's self-sustaining foreign operation are translated into Canadian dollars using the current rate method. Assets and liabilities are translated at rates of exchange at the balance sheet date, and revenue and expenses are translated at average exchange rates. Gains and losses arising from the translation of financial statements of foreign operations are deferred and included as a separate component of shareholders' equity (deficiency).

                                                                              12
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------

4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Monetary assets and liabilities of the Corporation's integrated foreign operations were translated into Canadian dollars at exchange rates in effect as at the balance sheet date. Non-monetary assets and liabilities were translated at historic exchange rates, and revenues and expenses were translated at average exchange rates prevailing during the period. Exchange gains and losses are reflected in the consolidated statement of earnings.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

EARNINGS PER SHARE

Basic earnings per share are computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted to such shares at the later of the beginning of the period or the issuance date. The "if-converted" method is used to determine the dilutive effect of common shares. The treasury stock method is used to determine the dilutive effect of warrants. The treasury stock method assumes that proceeds received from the exercise of in-the-money share purchase warrants are used to repurchase common shares at the average market price during the period.

STOCK OPTION PLAN

The Corporation has a stock option plan, which is described in Note 12. No compensation expense is recognized for this plan when stock options are issued to directors and employees of the Corporation. Any consideration paid by the eligible participants on exercise of stock options is credited to share capital. If stock options are repurchased from eligible participants, the excess of the consideration paid over the carrying amount of the stock option cancelled is charged to shareholders' deficiency. Since the Corporation does not account for options granted to participants using the fair value method, it discloses pro forma information related to net income and earnings per share figures, which are calculated as if the entity applied the fair value method of accounting to stock options granted to participants.

CASH EQUIVALENTS

The Corporation considers cash equivalents to be highly liquid investments with original maturities of three months or less.

                                                                              13
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
4 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

AMORTIZATION

Property and equipment are recorded at cost. Property under capital leases is initially recorded at the present value of minimum lease payments at the inception of the lease. Amortization is provided over the estimated useful lives of the underlying assets on a straight-line basis using the following annual rates:

Computer equipment                                       3 to 5 years
Software                                                 2 to 5 years
Office furniture and equipment                          5 to 10 years
Voice communications equipment                                 1 year
Automobiles                                                   5 years
Leasehold improvements                                        5 years

LEASES

Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the Corporation. Assets acquired under capital leases are amortized at the same rates as those described for property and equipment. Obligations recorded under capital leases are reduced by the principal portion of lease payments. The imputed interest portion of lease payments is charged to expense.

CUSTOMER LIST

Customer list represents the fair value of expected future maintenance contracts that will be earned from software licenses in place at Zim Technologies do Brasil Ltda. as at August 1, 2001. The customer list is being amortized based on the estimated rate of customer attrition which has been assumed to be 40% in the first year, 50% of the then residual in the second and third years, and 100% of the remaining balance in the fourth year.

--------------------------------------------------------------------------------
5 - ACQUISITION AND DISPOSITION

ACQUISITION OF ZTI DO BRASIL LTDA.

Effective August 1, 2001, the Corporation acquired 100% of the issued and outstanding common shares of its South American distributor, ZTI do Brasil Ltda. Upon acquisition, ZTI do Brasil Ltda.'s name was changed to Zim Technologies do Brasil Ltda. This acquisition provided the Corporation with the opportunity to share in 100% of Zim Technologies do Brasil Ltda.'s profits and losses. The transaction has been accounted for using the purchase method, whereby the cost of acquisition is allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The goodwill recorded for Zim Technologies do Brasil Ltda. is not tax deductible.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
5 - ACQUISITION AND DISPOSITION (CONTINUED)

The total cost of the acquisition, after the adjustment described under "Contingent consideration" below, was allocated to the assets acquired and liabilities assumed as follows:

                                                                              $
                                                               -----------------
Assets acquired
     Cash                                                               198,496
     Other current assets                                               127,127
     Property and equipment                                              54,490
     Customer list                                                       94,600
     Goodwill                                                           641,430
                                                               -----------------
                                                                      1,116,143

Liabilities assumed
     Current liabilities                                                646,638
                                                               -----------------
                                                                        469,505
                                                               =================

Consideration given
     Cash                                                               287,204
     Stock options - contributed surplus (Note 11)                      182,301
                                                               -----------------
                                                                        469,505
                                                               =================


In accordance with the Corporation's accounting policy, goodwill that arose in acquisitions subsequent to June 30, 2001 has not been amortized. All of the Corporation's goodwill arose on the acquisition of ZTI do Brasil Ltda. which occurred on August 1, 2001 and the settlement of the related contingent consideration. As a result, there is no impact on the Corporation's net loss or loss per share in prior periods as a result of ceasing to amortize goodwill.

Contingent consideration

At May 31, 2002, cash consideration in the amount of $200,000 was payable to the previous shareholders of Zim Technologies do Brasil Ltda. in the event the Corporation was not a reporting issuer in Ontario with its common shares listed on any North American stock exchange on or before December 31, 2002. During December 2002, the Corporation entered into an agreement to settle the contingency through the issuance of 300,000 stock options as well as employment contracts for two years for one shareholder and one year for the other. The options were granted December 23, 2002, subject to approval by the Board of Directors, with an exercise price of $1.10, a contractual life of three years and immediate vesting. On June 10, 2003, the Board of Directors approved the grant of options. Goodwill has been increased by $182,301 to reflect the settlement of the contingency through the granting of employment contracts and the issuance of options.

Supplemental pro forma information

Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2001, the pro forma combined revenue and net loss of the Corporation at May 31, 2002 would have been $13,159,843 and $6,632,862, respectively.

                                                                              15
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
5 - ACQUISITION AND DISPOSITION (CONTINUED)

Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2000, the pro forma combined revenue and net loss of the Corporation at May 31, 2001 would have been $3,246,468 and $3,991,842, respectively.

DISPOSAL OF ZIM TECHNOLOGIES (B'DOS) LTD.

In June 2001, the Corporation disposed of its 100% interest in ZIM Technologies (B'Dos) Ltd.

The total cost of the disposal has been allocated to the assets disposed of and liabilities transferred as follows:

                                                                             $
                                                              -----------------
Assets disposed of
     Cash                                                                3,387
     Other current assets                                               13,425
     Property and equipment                                             26,012
                                                              -----------------
                                                                        42,824

Liabilities transferred
     Current liabilities                                                44,840
                                                              -----------------
                                                                        (2,016)

Consideration received - cash                                                1
                                                              -----------------
Gain of disposal                                                        (2,017)
                                                              =================


-------------------------------------------------------------------------------
6 - ACCOUNTS RECEIVABLE

                                                       2003               2002
                                           -----------------  -----------------
                                                          $                  $
Trade accounts receivable                           395,103            345,884
Allowance for doubtful accounts                     (48,407)           (92,911)
Other (Note 10)                                      39,592             18,080
                                           -----------------  -----------------
                                                    386,288            271,053
                                           =================  =================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


------------------------------------------------------------------------------------------------------------------
7 - PROPERTY AND EQUIPMENT

                                                                                                             2003
                                                           -------------------------------------------------------
                                                                                   Accumulated
                                                                       Cost       amortization                Net
                                                           -----------------  -----------------  -----------------
                                                                          $                  $                  $
Computer equipment                                                  845,046            633,276            211,770
Software                                                             60,827             44,693             16,134
Office furniture and equipment                                      165,535             94,237             71,298
Voice communications equipment                                       26,960             22,911              4,049
Automobiles                                                           9,592              3,704              5,888
Leasehold improvements                                              145,746            118,660             27,086
Office furniture and equipment under capital leases                 187,111            139,382             47,729
                                                           -----------------  -----------------  -----------------
                                                                  1,440,817          1,056,863            383,954
                                                           =================  =================  =================

                                                                                                             2002
                                                           -------------------------------------------------------
                                                                                   Accumulated
                                                                       Cost       amortization                Net
                                                           -----------------  -----------------  -----------------
                                                                          $                  $                  $
Computer equipment                                                  817,356            476,641            340,715
Software                                                             58,225             17,206             41,019
Office furniture and equipment                                      171,158             68,772            102,386
Voice communications equipment                                       21,329              6,867             14,462
Automobiles                                                          12,630              2,217             10,413
Leasehold improvements                                              146,457             96,282             50,175
Office furniture and equipment under capital leases                 187,111            101,737             85,374
                                                           -----------------  -----------------  -----------------
                                                                  1,414,266            769,722            644,544
                                                           =================  =================  =================


------------------------------------------------------------------------------------------------------------------

8 - CUSTOMER LIST

                                                    2003               2002
                                        -----------------  -----------------
                                                       $                  $
Customer list                                     94,600             94,600
Accumulated amortization                         (63,300)           (32,750)
                                        -----------------  -----------------
                                        -----------------  -----------------
Net                                               31,300             61,850
                                        =================  =================

Aggregate amortization expense for each of the next three years is estimated to be $16,300 for 2004, $12,883 for 2005 and $2,117 for 2006.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)



------------------------------------------------------------------------------------------------------------
9 - CAPITAL LEASE OBLIGATIONS

                                                                                    2003               2002
                                                                        -----------------  -----------------
                                                                                       $                  $
Year ended May 31,
     2003                                                                                            59,135
     2004                                                                         17,968             17,968
                                                                        -----------------  -----------------
                                                                                  17,968             77,103
Less amount representing interest (with interest rates varying between
13% and 17%)                                                                         593              7,809
                                                                        -----------------  -----------------
Present value of net minimum lease payments                                       17,375             69,294
Current portion of obligations under capital leases                               17,375             51,919
                                                                        -----------------  -----------------
                                                                                       -             17,375
                                                                        =================  =================


--------------------------------------------------------------------------------
10 - RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

Included in other accounts receivable at May 31, 2003 is $24,908 ($7,306 in 2002) due from an officer, director and significant shareholder of the Corporation.

DUE TO RELATED PARTIES

The amounts due to related parties represent cash advances from an officer of the Corporation who is a significant shareholder and a holding Corporation that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. An amount of $111,852 ($7,945 in 2002), which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

TRANSACTIONS WITH RELATED PARTIES

During the year ended May 31, 2001, lease payments of $100,600 were incurred under the terms of a lease with a shareholder.

During the year ended May 31, 2001, the Corporation issued 1,550,000 common shares to a related party to cancel a software development contract which would have required the Corporation to make future software royalty payments. The common shares were valued at $186,000 which represents the fair value of the shares.

On June 1, 2001, the Corporation acquired certain technology from two employees in exchange for 2,000,000 common shares. The common shares were valued at $2,000,000 which represents the fair value of the shares.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
11 - SHARE CAPITAL

AUTHORIZED

Unlimited number of shares without par value
     Preferred shares, bearing a non-cumulative dividend at a rate to be determined by the Board of Directors, redeemable for $1 per share

     Special shares, non-voting, participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of: (i) the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; (ii) June 1, 2004

     Common shares

                                                                                  Number
                                                                               of shares             Amount

                                                                        -----------------  -----------------
ISSUED AND OUTSTANDING                                                                                    $
Special shares
     Balance, June 1, 2001
     Issued for cash                                                           5,010,500          5,110,500
     Converted from common shares                                                153,000            153,000
                                                                        -----------------  -----------------
     Balance, May 31, 2002 and May 31, 2003                                    5,163,500          5,263,500
                                                                        -----------------  -----------------
Common shares
     Balance, May 31, 2000                                                     5,989,524          1,296,572
     Issued for cash                                                          19,920,657          2,635,825
     Issued for services                                                         405,000             53,000
     Issued on conversion of amounts due to related party                      3,473,740            459,623
     Issued in exchange for future royalty stream                              1,550,000            186,000
     Redemption of shares                                                         (4,000)              (850)
                                                                        -----------------  -----------------
     Balance, May 31, 2001                                                    31,334,921          4,630,170
     Issued for cash                                                               2,000              1,050
     Issued in exchange for technology                                         2,000,000          2,000,000
     Converted to special shares                                                (153,000)          (153,000)
                                                                        -----------------  -----------------
     Balance, May 31, 2002                                                    33,183,921          6,478,220
     Options exercised for common shares                                           8,333              8,333
                                                                        -----------------  -----------------
     Balance, May 31, 2003                                                    33,192,254          6,486,553
                                                                        -----------------  -----------------
Total special and common shares                                               38,355,754         11,750,053
                                                                        =================  =================


2002

During the year ended May 31, 2002, the Corporation issued 4,010,500 special shares in respect of a cash subscription of $4,010,500 received prior to May 31, 2001.

Included in research and development expenses for the year ended May 31, 2002, is a non-cash expense of $2,000,000 that represents the fair value of common shares issued in exchange for acquired technology.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
11 - SHARE CAPITAL (CONTINUED)

2001

Included in selling, general and administrative expenses for the year ended May 31, 2001, is a non-cash expense of $186,000 which represents the fair value of common shares issued to cancel a contract which would have required the Corporation to make future software royalty payments.

CONTRIBUTED SURPLUS

2003

During the year ended May 31, 2003, the Corporation issued options for contingent consideration, and contributed surplus has been increased by $182,301 to reflect this settlement (Note 5).

The fair value is estimated on the day of the modification using the Black-Scholes option pricing model. For the year ended May 31, 2003, the weighted average assumptions were:

Dividend yield                                    Nil
Expected volatility                              104%
Risk-free interest rate                         3.18%
Expected life                              2.00 years

During the year ended May 31, 2003, the Corporation modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. As a result, the Corporation recorded a non-cash compensation expense of $41,395, which represents the fair value of the stock options at the date of change in status.

Dividend yield                                   Nil
Expected volatility                              81%
Risk-free interest rate                        3.48%
Expected life                              1.58 year

2002 AND 2001

During the year ended May 31, 2002, the Corporation issued stock options to non-employees, which resulted in a non-cash compensation expense of $163,324 ($1,339,833 in 2001) which represents the fair value of the stock options at the time of the issuance. The compensation expense is included in selling, general and administrative expenses.

                                                                              20
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
12 - STOCK OPTIONS

Under the Corporation's Stock Option Plan, the Corporation may grant options to its officers, directors and employees for up to 10,800,000 common shares. As at May 31, 2003, 6,578,332 options were outstanding under the Stock Option Plan. In addition, 8,285,000 options were issued prior to the year ended May 31, 2003 outside of the Corporation's stock option plan. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant as determined by the Board of Directors. Options are granted periodically and both the maximum term of an option and the vesting period are set at the Board's discretion.

A summary of the status of the stock options is as follows:

                                                                                    2003                                  2002
                                                     ------------------------------------  ------------------------------------
                                                               Number           Weighted             Number           Weighted
                                                           of options            average         of options            average
                                                          outstanding     exercise price        outstanding     exercise price
                                                     -----------------  -----------------  -----------------  -----------------
                                                                                       $                                     $
Options outstanding, beginning of year                     15,306,665                  1         11,806,833                  1
Granted(a)                                                                                        4,153,332                  1
Exercised                                                      (8,333)                 1             (2,000)                 1
Forfeited                                                    (435,000)                 1           (651,500)                 1
                                                     -----------------  -----------------  -----------------  -----------------
Options outstanding, end of year                           14,863,332                  1         15,306,665                  1
                                                     =================  =================  =================  =================


As at May 31, 2003, there were 14,863,332 options exercisable (15,306,665 as at May 31, 2002) with a weighted average exercise price of $1.00 ($1.00 as at May 31, 2002).

(a) On June 10, 2003 the Board of Directors approved the grant of 300,000 options related to the settlement of the contingent consideration in December 2002 (Note 5).

The following table represents a summary of the options outstanding as at May 31, 2003:

                                                                     Options outstanding                   Options exercisable
                                  -------------------------------------------------------  ------------------------------------
                                                              Weighted
                                                               average          Weighted                              Weighted
        Range of                            Number            expected           average             Number            average
        exercise                        of options         contractual          exercise         of options           exercise
           price                       outstanding                life             price        exercisable              price
----------------                  ----------------   -----------------  -----------------  -----------------  -----------------
              $                                                                        $                                     $
           0.25                           125,000           1.37 year               0.25            125,000               0.25
    0.45 - 0.60                           400,000           1.71 year               0.50            400,000               0.50
    0.75 - 1.05                        11,996,650           0.94 year               1.00         11,996,650               1.00
    1.05 - 1.25                         2,341,682           1.52 year               1.01          2,341,682               1.01
                                  ----------------   -----------------  -----------------  -----------------  -----------------
                                       14,863,332           1.06 year               1.00         14,863,332               1.00
                                  ================   =================  =================  =================  =================

                                                                              21
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
12 - STOCK OPTIONS (CONTINUED)

STOCK-BASED COMPENSATION EXPENSE

The Corporation does not record any stock-based compensation expense to employees. No pro forma disclosures of net loss and net loss per share are required since no options were granted to employees during the year. The disclosures are only required for compensation cost related to options awarded after June 1, 2002.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the use of highly subjective assumptions including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can have a material effect on the fair value estimate, in management's opinion, the existing option-pricing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

--------------------------------------------------------------------------------
13 - INCOME TAXES

Income tax expense varies from the amount that would be computed by applying the basic federal and provincial income tax rates to loss before taxes, as follows:

                                                                                    2003               2002               2001
                                                                        -----------------  -----------------  -----------------
                                                                                       %                  %                  %
Tax rate                                                                           37.79              40.66              42.12

                                                                                    2003               2002               2001
                                                                        -----------------  -----------------  -----------------
                                                                                       $                  $                  $
Expected Canadian income tax recovery                                           (854,533)        (2,590,199)        (1,875,880)
Decrease resulting from
     Change in valuation allowance for originating
     temporary differences and loss carry forwards                               822,857          1,415,000            816,000
     Adjustments to opening future tax asset for changes
     in tax laws and rates                                                                                             276,000
     Acquired technology                                                                            813,000
     Difference between Canadian and foreign tax rates                            22,000            192,000            207,000
     Non-deductible stock options benefits                                        16,000             66,000            564,300
     Other                                                                                          189,865             12,580
                                                                        -----------------  -----------------  -----------------
                                                                                   6,324             85,666                  -
                                                                        =================  =================  =================


                                                                              22
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------

13 - INCOME TAXES (CONTINUED)

The change in valuation allowance for originating temporary differences and loss carry forwards is calculated in the reconciliation above using the rate shown in the table. The rate at which such amounts may be realized as disclosed as part of the future tax asset and related valuation allowance takes into account the enacted tax rate decreases over the expected period of realization.

Income tax expense of $6,324 for the year ended May 31, 2003 ($85,666 in 2002; nil in 2001) relates to income taxes paid by the Corporation's Brazilian subsidiary.

Future income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the future tax asset and future tax liability are as follows :

                                                                           2003               2002               2001
                                                               -----------------  -----------------  -----------------
                                                                              $                  $                  $
Future tax asset
     Loss carry forwards                                              2,335,000          1,960,000          1,195,000
     Property and equipment - differences in net book
     value and unamortized capital cost                                  85,000             76,000            113,000
     Scientific research and experimental development -
     amounts deductible for tax in excess of amounts
     deductible for accounting                                          955,000            355,000             88,000
     Other                                                              229,000            103,000             50,000
                                                               -----------------  -----------------  -----------------
     Total gross future tax assets                                    3,604,000          2,494,000          1,446,000
     Less valuation allowance                                        (3,604,000)        (2,494,000)        (1,446,000)
                                                               -----------------  -----------------  -----------------
Net future tax assets                                                         -                  -                  -
                                                               =================  =================  =================

The differences in the amounts deductible for tax and accounting purposes relate primarily to differences in the values of property and equipment on these bases and undeducted scientific research expenditures.

The Corporation has federal and provincial non-capital losses available to reduce taxable income in Canada which expire in the following years:

                                                 Federal         Provincial
                                        -----------------  -----------------
                                                       $                  $
2004                                              45,000             96,000
2005                                           1,060,000          1,108,000
2006                                             430,000            483,000
2007                                             439,000            439,000
2008                                           2,837,000          2,724,000
2009                                           2,070,000          1,908,000
2010                                             944,000            790,000
                                        -----------------  -----------------
                                               7,825,000          7,548,000
                                        =================  =================

                                                                              23
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------

13 - INCOME TAXES (CONTINUED)

As at May 31, 2003, the Corporation had accumulated unclaimed federal and provincial scientific research and experimental development deductions of approximately $2,053,000 and $2,531,000 respectively ($1,742,000 and $2,200,000 in 2002; $1,113,000 and $1,113,000 in 2001). This amount can be carried forward indefinitely to reduce income taxes payable in future years.

The Corporation has federal scientific research and experimental development credits available to reduce income taxes in Canada which expire in the following years:


                                       $
                        -----------------
2011                              29,000
2012                             354,000
                        -----------------
                                 383,000
                        =================


For the year ended May 31, 2003, the Corporation recorded an amount of $376,869 ($398,938 in 2002; $13,557 in 2001) of investment tax credits. This amount is recorded in the consolidated statements of earnings against Research and development expenses.

--------------------------------------------------------------------------------
14 - LOSS PER SHARE

For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was antidilutive:

                                                 2003               2002               2001
                                     -----------------  -----------------  -----------------
                                                    $                  $                  $
Stock options                              14,863,332         15,306,665         11,806,833
Special shares                              5,163,500          5,163,500                  -


                                                                              24
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
15 - CHANGES IN OPERATING WORKING CAPITAL

                                                      2003               2002               2001
                                          -----------------  -----------------  -----------------
                                                         $                  $                  $
Accounts receivable                               (115,235)           234,656            243,704
Investment tax credits receivable                  219,657           (395,547)            66,324
Prepaid expenses                                    16,708              9,023            (19,928)
Accounts payable                                   (29,366)          (394,663)          (398,137)
Accrued liabilities                                202,669            (10,244)           339,327
Deferred revenue                                   (90,015)          (133,418)          (216,562)
                                          -----------------  -----------------  -----------------
                                                   204,418           (690,193)            14,728
                                          =================  =================  =================


--------------------------------------------------------------------------------
16 - FINANCIAL INSTRUMENTS

RISK MANAGEMENT ACTIVITIES

The Corporation operates internationally, giving rise to significant exposure to market risks from changes in foreign exchange rates.

FOREIGN EXCHANGE RISK MANAGEMENT

Accounts receivable at May 31, 2003 include amounts receivable in US dollars of $121,646 ($100,788 in 2002) and amounts receivable in Brazilian reales of R$441,806 (R$314,272 in 2002). Accounts payable at May 31, 2003 included $4,934
($741 in 2002) payable in US dollars and R$56,573 (R$108,840 in 2002) payable in Brazilian reales.

CONCENTRATION OF CREDIT RISK

The Corporation is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Credit exposure is minimized by dealing with only creditworthy counterparties in accordance with established credit approval policies.

Concentrations of credit risk in accounts receivable are indicated below by the percentage of the total balance receivable from customers in the specified geographic area:

                                                       2003               2002
                                           -----------------  -----------------

                                                          %                  %
Canada                                                   19                  8
North and South America, excluding Canada                59                 83
Europe                                                   19                  6
Other                                                     3                  3

                                                                              25
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
16 - FINANCIAL INSTRUMENTS (CONTINUED)

FAIR VALUE

The carrying values of cash and cash equivalents, accounts receivable, investment tax credits receivable, accounts payable, accrued liabilities and due to related parties approximate their fair value due to the relatively short periods to maturity of the instruments. The fair value of other financial assets and liabilities included in the consolidated balance sheets is as follows:

                                              2003                                  2002                                  2001
               ------------------------------------  ------------------------------------  ------------------------------------
                       Carrying                              Carrying                              Carrying
                         amount         Fair value             amount         Fair value             amount         Fair value
               -----------------  -----------------  -----------------  -----------------  -----------------  -----------------
                              $                  $                  $                  $                  $                  $
Capital
lease
obligations              17,375             17,375             69,294             68,698            116,100            104,326


The following methods and assumptions were used to estimate the fair value of capital lease obligations: At the present value of contractual future payments, capital lease obligations were discounted at the current market rates of interest available to the Corporation for the same or similar debt instruments.

--------------------------------------------------------------------------------
17 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENTS

The Corporation has the following lease commitments relating to facilities and equipment:
                                            $
                             -----------------
2004                                  172,800
2005                                  144,700
2006                                  149,200
2007                                  151,300
2008                                   25,200
                             -----------------
                                      643,200
                             =================

For the year ended May 31, 2003, rent expense was $285,182 ($277,223 in 2002; $288,776 in 2001).

LEGAL PROCEEDINGS

The Corporation is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Corporation's consolidated financial position, results of operations or liquidity.

                                                                              26
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
17 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

GOVERNMENT ASSISTANCE

During the year ended May 31, 2002, the Corporation received $122,962 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of earnings as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.'s revenues from July 23, 2001 to May 31, 2005 to a maximum of $122,962, if revenues realized by Zim Technologies do Brasil Ltda. exceed $5,000,000 cumulatively.

OTHER

The Corporation is committed to pay US$75,000 (C$102,637) upon the listing of ZIM Corporation's common shares on a national securities exchange selected by ZIM Corporation's board of directors.

Zim Technologies do Brasil Ltda. may be subject to the Contribution of Intervention on Economic Domain tax on values remitted abroad. However, the Corporation's management intend to contest this assessment if issued. Consequently, no provision has been accounted for in that respect. If an assessment is issued and the Corporation is unsuccessful at contesting the assessment, the resulting settlement would not have a material impact on the consolidated financial statements of the Corporation.

--------------------------------------------------------------------------------
18 - SEGMENT REPORTING

Management has determined that the Corporation operates in one reportable segment, which involves providing enterprise software for designing, developing and manipulating database systems and applications.

The following table sets forth external revenues attributable to geographic areas based on the location of the customer:

                                    2003               2002               2001
                        -----------------  -----------------  -----------------
                                       $                  $                  $
Canada                           423,901            262,204            384,054
United States                    380,966            457,817            210,641
Brazil                         1,238,331          1,646,202            620,437
Australia                         77,043            192,316            206,187
Denmark                                              82,129            150,773
Europe                           341,855            550,925
Other                              8,685             14,471
                        -----------------  -----------------  -----------------
                               2,470,781          3,206,064          1,572,092
                        =================  =================  =================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
18 - SEGMENT REPORTING (CONTINUED)

The following table sets forth consolidated assets located in different geographic areas:

                                                                                          2003
                                        -------------------------------------------------------
                                                  Canada             Brazil              Total
                                        -----------------  -----------------  -----------------
                                                       $                  $                  $
Property and equipment                           357,372             26,582            383,954
Maintenance contracts                                                31,300             31,300
Goodwill                                                            641,430            641,430
Current assets                                                                       1,375,189
                                                                              -----------------
                                                                                     2,431,873
                                                                              =================

                                                                                          2002
                                        -------------------------------------------------------
                                                  Canada             Brazil              Total
                                        -----------------  -----------------  -----------------
                                                       $                  $                  $
Property and equipment                           594,040             50,504            644,544
Maintenance contracts                                                61,850             61,850
Goodwill                                                            459,127            459,127
Current assets                                                                       1,445,023
                                                                              -----------------
                                                                                     2,610,544
                                                                              =================

The Corporation is not dependent on one major customer as a revenue source.

--------------------------------------------------------------------------------
19 - SUBSEQUENT EVENTS

On June 1, 2003, ZIM Corporation, a corporation governed by the Canada Business Corporations Act, consummated a merger of Private Capital Investors, Inc., a Florida corporation ("Private Capital"), with and into PCI Merge, Inc. ("PCI Merge"), a Florida corporation and a wholly-owned subsidiary of ZIM Corporation, with PCI Merge as the surviving entity. On June 1, 2003, ZIM Corporation also consummated the amalgamation of ZIM Technologies International Inc. ("ZIM Technologies") with PCI-ZTI Canada, Inc. ("PCI-ZTI"), a corporation governed by the Canada Business Corporations Act and a wholly-owned subsidiary of ZIM Corporation. As a result of the amalgamation, a new entity named ZIM Technologies International Inc. has been formed. PCI Merge and ZIM Technologies became wholly-owned subsidiaries of ZIM Corporation.

                                                                              28
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
19 - SUBSEQUENT EVENTS (CONTINUED)

In these transactions, each outstanding share of common stock of Private Capital and ZIM Technologies was converted into a share of ZIM Corporation. As a result of these shares exchanges, the shareholders of ZIM Technologies and Private Capital now control ZIM Corporation, therefore, this transaction is accounted for as a reverse take over transaction in ZIM Corporation's consolidated financial statements. This reverse acquisition is treated as a capital transaction in substance since this transaction was accomplished through the use of a non-operating enterprise. No goodwill or intangible assets are recorded following this transaction. ZIM Corporation succeeded Private Capital's SEC registration under the SEC Act of 1934 as reporting corporation registration. This transaction has no financial impact on the Corporation's consolidated financial statements except for the expenses incurred to undergo these transactions.

--------------------------------------------------------------------------------
20 - SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN CANADA AND
     IN THE UNITED STATES OF AMERICA

The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The significant differences between Canadian and US GAAP and their effect on the consolidated financial statements of the Corporation are described below:

CONSOLIDATED STATEMENTS OF EARNINGS

The following table reconciles net loss as reported in the accompanying consolidated statements of earnings to net loss that would have been reported had the consolidated financial statements been prepared in accordance with US
GAAP:

                                                                                    2003               2002               2001
                                                                        -----------------  -----------------  -----------------
                                                                                       $                  $                  $
Net loss in accordance with Canadian GAAP                                     (2,226,199)        (6,336,784)        (4,453,657)
Compensation expense                                                                               (639,494)
                                                                        -----------------  -----------------  -----------------
Net loss in accordance with US GAAP                                           (2,226,199)        (6,976,278)        (4,453,657)
Other comprehensive loss :
     Foreign currency translation adjustment                                     (15,870)             6,490
                                                                        -----------------  -----------------  -----------------
Comprehensive loss in accordance with US GAAP                                 (2,242,069)        (6,969,788)        (4,453,657)
                                                                        =================  =================  =================

Loss per share - basic and fully diluted                                           (0.07)             (0.21)             (0.31)
                                                                        =================  =================  =================

Shareholders' equity (deficiency) in accordance with
Canadian GAAP                                                                 (2,101,220)           (91,180)         2,974,740
Compensation expense(a)                                                         (639,494)          (639,494)
Additional paid-in capital                                                       639,494            639,494
                                                                        -----------------  -----------------  -----------------
Shareholders' equity (deficiency) in accordance
with US GAAP                                                                  (2,101,220)           (91,180)         2,974,740
                                                                        =================  =================  =================

Shares outstanding                                                            33,186,158         33,205,025
                                                                        =================  =================

                                                                              29
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------

20 - SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN CANADA AND
     IN THE UNITED STATES OF AMERICA (CONTINUED)

(a) During the year ended May 31, 2002, the Corporation modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. Under US GAAP, if the original terms of a stock option require forfeiture upon a change of status from employee to non-employee and the individual retains the award, then compensation cost measured at the date of change in status is recognized in full over the remaining vesting period. As a result, under US GAAP the Corporation recorded a non-cash compensation charge of $639,494 to be reflected in earnings. No such charge was required to be recorded by the Corporation under Canadian GAAP at that time.

     As of June 1, 2002, the Corporation has adopted the new accounting recommendations published by the Canadian Institute of Chartered Accountants relating to stock-based compensation and other stock-based payments made in exchange for goods and services. As a result, the modification of certain stock options upon a change in status from employee to non-employee in the year ended May 31, 2003 was recorded as a non-cash compensation expense under Canadian GAAP and therefore no further GAAP difference exists.

OTHER DISCLOSURES REQUIRED UNDER US GAAP

Stock-based compensation

The Corporation measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" as permitted by SFAS No. 123. However, SFAS No. 123 does require the disclosure of pro forma net loss and net loss per share information as if the Corporation had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. Accordingly, the fair value of the options issued was determined using the Black-Scholes option pricing model (excluding a volatility assumption) with the following assumptions: risk-free interest rate of 3.38% to 5.24% in 2002, expected dividend yield of 0%, and an expected life of 2 years in 2002. No stock options were granted during the year. As a result of the adoption of the new accounting recommendations published by the CICA related to stock-based compensation and other stock-based payments, there is no further GAAP difference in the disclosure requirements for the options granted to employees after June 1, 2002.

The weighted average grant date fair values of options issued was $0.08 per share in 2002. Had the Corporation determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Corporation's net income would have been reduced to the pro forma amounts indicated below:

                                                     2003               2002              2001
                                         -----------------  -----------------  ----------------
                                                        $                  $                 $
Net loss, as reported under US GAAP            (2,242,069)        (6,976,278)       (4,453,657)
Net loss, pro forma                            (2,558,947)        (7,293,156)       (5,731,440)

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
20 - SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN CANADA AND
     IN THE UNITED STATES OF AMERICA (CONTINUED)

Accumulated other comprehensive income (loss)
                                                                              2003               2002               2001
                                                                  -----------------  -----------------  -----------------
                                                                                 $                  $                  $
Opening balance of foreign currency translation account                      6,490                 -                  -
Foreign currency translation account                                       (15,870)             6,490                 -
                                                                  -----------------  -----------------  -----------------
Accumulated other comprehensive income (loss)                               (9,380)             6,490                 -
                                                                  =================  =================  =================

Recent accounting pronouncements

(I) SFAS NO. 145

In April of 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds FASB No. 4 and 64 in relation to reporting gains and losses from extinguishment of debt. The Statement amends SFAS No. 4 and 64 and requires gains and losses from extinguishment of debt to be classified as extraordinary items only if they meet the criteria in Opinion 30. Applying the provisions of Opinion 30 will differentiate between normal recurring operations of a company and transactions that are unusual or infrequent in nature. SFAS No. 145 also amends Statement No. 13, to the effect that sale-leaseback accounting for certain lease modifications should be accounted for in the same manner as sale-leaseback transactions. The adoption of this standard has no material impact of the Corporation's financial position.

(II) SFAS NO. 146

In June of 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when incurred at fair value. The Statement in turn eliminates the definition and requirements of EITF Issue 94-3. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 may have an effect on the timing of future restructuring charges taken, if and when they occur.

(III) SFAS NO. 148

In December 2002, the FASB issued Statement No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." The Statement is effective for fiscal years ended after December 15, 2002. SFAS No. 148 requires new disclosures about the effect of stock-based employee compensation on reported results. The Statement requires that effects be disclosed more prominently by specifying the form, content and location of those disclosures. SFAS No. 148 permits several ways of transitioning to the Fair Value method of accounting for stock-based compensation, however the Statement does not require that companies discontinue the intrinsic value method of accounting for stock-based compensation. The Corporation will continue to use the intrinsic value method of accounting for stock-based compensation and has adopted the disclosure requirements of the Statement.

                                                                              31
ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2003 and 2002
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------
20 - SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN CANADA AND
     IN THE UNITED STATES OF AMERICA (CONTINUED)

(IV) FINANCIAL INTERPRETATION NO. 45

In November of 2002, the FASB issued FASB Interpretation No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 discusses the necessary disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also discusses that the guarantor must recognize a liability, at fair value, at the inception of the guarantee the obligation incurred in issuing the guarantee. The disclosure requirements are effective for 2002. The reporting requirements are effective on a prospective basis for guarantees issued after December 31, 2002.

(V) EITF 00-21

In November 2002, the Emerging Issues Task Force issued its final consensus on Revenue Arrangements with Multiple Deliverables. This guidance is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003 or alternatively, entities may elect to report the change in accounting as a cumulative-effect adjustment. EITF 00-21 discusses criteria necessary to determine when an arrangement may be viewed to have separate units of accounting (and thus revenue) and when an arrangement should be viewed as a single unit of accounting. The Corporation is currently performing an analysis of how this might affect revenue recognition for arrangements the Corporation routinely enters into that have multiple deliverables.

(VI) FINANCIAL INTERPRETATION NO. 46

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The Interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Corporation's financial statements.

(b) Pro Forma Financial Information (Unaudited)

See Explanatory Note above.

(c)      Exhibits

         Exhibit No.                Description
         -----------                -----------
         None
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ZIM CORPORATION
                                                      (Registrant)

Date: August ___, 2003                         By: /S/ JENNIFER NORTH
                                               ------------------------------
                                               Jennifer North,
                                               Chief Financial Officer